802 N Washington St

                                                                                                                                                                                                                                                              Spokane, WA    99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K of our audit report dated October 15, 2019, with respect to the balance sheets of CBD Lion LLC as of December 31, 2018 and December 31, 2017, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the period from inception (August 5, 2017) to December 31, 2017 and the year ended December 31, 2018, as filed in the Company’s Schedule 14C Information Statement on October 15, 2019. Our report relating to those financial statements includes an emphasis of matter paragraph regarding an uncertainty about CBD Lion LLC’s ability to continue as a going concern.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC

Spokane, Washington

October 16, 2019